CONTRACT OF SALE
                              (COOPER POINT PLAZA)


     THIS CONTRACT OF SALE (this "Contract") is made and entered into by and between ANGELES PARTNERS XII, a California limited partnership ("Seller"), and COOPER POINT PLAZA, LLC, a Utah limited liability company ("Purchaser").

                                   ARTICLE I.

                              SALE OF THE PROPERTY

     1.1 Property. For the consideration and upon and subject to the terms, provisions and conditions of this Contract, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the following described property (collectively, the "Property"):

     (a) That certain tract or parcel of land (the "Land") located in Thurston County, Washington, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements, structures and fixtures, if any, located on the Land (the "Improvements"), and all rights, titles and interests of Seller appurtenant to the Land and Improvements, including, without limitation, appurtenant easements, adjacent roads, highways and rights-of-way;

     (b) All tangible personal property of any kind (the "Personalty") owned by Seller and attached to or located on the Land or Improvements, including, without limitation, those items of tangible personal property set forth on the Personal Property Schedule attached hereto as Schedule 1.1(b);

     (c) All of Seller's rights, titles and interests (as lessor) under any leases or other agreements demising space in or providing for the use or occupancy of the Improvements or Land listed on Schedule 1.1(c) hereto (which, together with any other leases which may be entered into between the Effective Date and the Closing Date, are herein collectively referred to as the "Tenant Leases"), and all unapplied deposits, whether security or otherwise ("Deposits"), paid by tenants ("Tenants") under the Tenant Leases; and

     (d) All of Seller's rights, titles and interests in and to all warranties, guaranties and bonds in effect at Closing, and in and to all service, management, maintenance and similar contracts listed on Schedule 1.1(d) hereto and other service contracts entered into in accordance with the terms of this Contract (collectively, the "Service Contracts") that Purchaser is required to assume as contemplated by Section 5.2 hereof, relating to the Land, the Improvements or the Personalty, to the extent the same are assignable (the "Contracts").

                                  ARTICLE II.

                                 PURCHASE PRICE

     2.1 Purchase Price. The total Purchase Price (herein so called) to be paid by Purchaser to Seller for the Property shall be an amount equal to Six Million Two Hundred Thousand and No/100 Dollars ($6,200,000.00). The Purchase Price shall be payable in cash or Current Funds (defined below) at the Closing (hereinafter defined).
                                  ARTICLE III.

                             EARNEST MONEY DEPOSIT
     3.1 Amount and Timing. Within two (2) business days after the Effective Date (hereinafter defined), Purchaser shall deliver to Thurston County Title Company, located at 105 E. 8th Avenue, Olympia, Washington 98501 (the "Title Company"), Twenty-Five Thousand and No/100 Dollars ($25,000.00) (the "Initial Deposit") in cash or Current Funds, to be held by the Title Company in escrow to be applied or disposed of by the Title Company as is provided in this Contract. In the event Purchaser fails to deposit the Initial Deposit with the Title Company as herein provided, Seller may, at its option, terminate this Contract prior to the making of the Initial Deposit, in which event neither Seller nor Purchaser shall have any further obligations hereunder except for provisions of this Contract which expressly survive the termination of this Contract. Not later than twenty (20) days after the expiration of the Inspection Period (as hereinafter defined), Purchaser shall deposit with the Title Company an additional earnest money deposit in the amount of One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) (the "Subsequent Deposit") in cash or Current Funds to be held by the Title Company in escrow to be applied or disposed of by the Title Company as provided in this Contract. If the Purchaser does not terminate this Contract pursuant to Section 5.2 hereof and fails to deposit the Subsequent Deposit on or before the twentieth (20th) day after the end of the Inspection Period, then Seller may, at its option, terminate this Contract prior to the making of such Subsequent Deposit, in which event the Title Company shall pay the Initial Deposit to Seller and thereafter neither Seller nor Purchaser shall have any further rights or obligations hereunder except for provisions of this Contract which expressly survive the termination of this Contract. The term "Earnest Money Deposit", as used in this Contract, shall mean (i) the Initial Deposit prior to deposit of the Subsequent Deposit, and (ii) both the Initial Deposit and the Subsequent Deposit combined after the deposit of the Subsequent Deposit, in each case, together with all interest earned thereon. As used in this Contract, the term "Current Funds" shall mean wire transfers, certified funds or a cashier's check in a form acceptable to the Title Company which would permit the Title Company to immediately disburse such funds.
     3.2 Application and Interest. If the purchase and sale hereunder is consummated, then the Earnest Money Deposit shall be applied to the Purchase Price at Closing. In all other events, the Earnest Money Deposit shall be disposed of by the Title Company as provided in this Contract. The Earnest Money Deposit shall be invested in an interest-bearing account with a financial institution and in a manner, reasonably acceptable to Purchaser. All interest earned on the Earnest Money Deposit is part of the Earnest Money Deposit, to be applied or disposed of in the same manner as the Earnest Money Deposit under this Contract.

                                  ARTICLE IV.

                                TITLE AND SURVEY

     4.1 Title Commitment. Not later than fifteen (15) days after the Effective Date, Purchaser shall have obtained and furnished to Seller a current Commitment for Title Insurance for the Land and Improvements (the "Title Commitment") issued by the Title Company. The Title Commitment shall set forth the state of title to the Property, including a list of conditions or exceptions to title affecting the Property that would appear in an Owner's Policy of Title Insurance, if one were issued. The Title Commitment shall contain the expressed commitment of the Title Company to issue the Title Policy (hereinafter defined) to Purchaser in the amount of the Purchase Price, insuring the title to the Property specified in the Title Commitment. At such time as the Title Commitment is furnished to Purchaser, the Title Company also shall furnish to Purchaser copies of instruments or documents (the "Exception Documents") that create or evidence conditions or exceptions to title affecting the Property, as described in the Title Commitment.

     4.2 Survey. Seller has previously provided to Purchaser a copy of the latest survey of the Land and Improvements in Seller's possession (the "Seller's Survey"). Purchaser shall, not later than five (5) days after the Effective Date, order and promptly after receipt thereof deliver to Seller, a survey of the Property that is otherwise sufficient for Purchaser and the Title Company, and that is certified to Seller, Purchaser and the Title Company (the "Purchaser's Survey"). Purchaser shall pay all fees, costs and expenses of preparation and delivery of the Purchaser's Survey. For purposes of Section 4.3 below, Purchaser's Survey shall be deemed received on the earlier of (i) the date it is delivered to Purchaser or (ii) twenty (20) days after the Effective Date.

     4.3 Review of Title and Survey. Purchaser shall have until twenty (20) days after receipt of the last of the Title Commitment, Exception Documents, copies of the Tenant Leases listed on Schedule 1.1(c), and Purchaser's Survey in which to notify Seller in writing (the "Title Objection Notice") of any objections Purchaser has to any matters shown or referred to in the Title Commitment, the Exception Documents or on the Purchaser's Survey; provided, that Purchaser shall not object to current real estate taxes and assessments, all of which shall be Permitted Exceptions hereunder. Any title encumbrances, exceptions or other matters which are set forth in the Title Commitment, the Exception Documents or on the Purchaser's Survey, and to which Purchaser does not object within the aforementioned twenty (20) day period, shall be deemed to be permitted exceptions to the status of Seller's title (such encumbrances, exceptions or other acceptable matters, together with such other matters concerning title to the Property or matters shown on the Purchaser's Survey included pursuant to other provisions of this Contract, shall be referred to as the "Permitted Exceptions").

     4.4 Objections to Status of Title and Survey. If Purchaser properly objects to any item shown or referred to in the Title Commitment, Exception Documents, or Purchaser's Survey within the twenty (20) day period set forth in
Section 4.3, Seller shall be given until ten (10) days after receipt of the Title Objection Notice to notify Purchaser whether or not Seller will cure, prior to Closing and at Seller's option and sole discretion but without any obligation to do so, any objection to the condition of title raised by Purchaser. If Seller notifies Purchaser that it elects not to cure any such objections or fails to notify Purchaser within such time period, then Purchaser may, at its option exercisable within the earlier of (i) five (5) days following the date of receipt by Purchaser of written notice from Seller stating that Seller is unable or unwilling to cure such objections, or (ii) five (5) days after the end of Seller's ten (10) day response period, either (a) accept such title as Seller can deliver, in which case all exceptions to title set forth in the Title Commitment, Exception Documents, and Purchaser's Survey which are not removed or which Seller has not agreed to remove shall be deemed to be Permitted Exceptions, or (b) terminate this Contract by notice in writing to Seller in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder, except for provisions of this Contract which expressly survive termination of this Contract. In the event Purchaser fails to notify Seller, within such applicable five (5) day period, that Purchaser has elected to proceed under either subpart (a) or (b) of the immediately preceding sentence, Purchaser shall be deemed to have elected to proceed under subpart (b), and this Contract shall terminate as provided in such subpart (b). If Seller notifies Purchaser that it elects to cure any such objections it will use reasonable efforts to do so, but shall not be obligated to cure such objections; provided, that if Seller is unable to cure by Closing any objections which it has notified Purchaser that it will cure, then Purchaser may, at its option, either (x) accept such title as Seller can deliver in which case the parties shall proceed with Closing and all exceptions to title set forth in the Title Commitment, Exception Documents and Purchaser's Survey which are not removed shall be deemed to be Permitted Exceptions, or (y) terminate this Contract by notice in writing to Seller at Closing, in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder except for provisions of this Contract which expressly survive termination of this Contract.

     4.5 Other Permitted Exceptions. The Permitted Exceptions shall include those matters shown in the Title Commitment and the Survey which become Permitted Exceptions pursuant to sections 4.3 and 4.4 above and, in addition, the following: (a) the Tenant Leases; (b) real property taxes and assessments for the year in which Closing occurs and subsequent years; and (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing. Notwithstanding anything else to the contrary herein, Seller covenants to remove, at its expense, all monetary liens encumbering the Property which have been created by Seller on or before Closing.
                                   ARTICLE V.

                            INSPECTION BY PURCHASER
     5.1 Inspection Period. Purchaser shall have a period of time commencing on the Effective Date and expiring at 5:00 p.m., Olympia, Washington, time on the sixtieth (60th) day thereafter (the "Inspection Period") within which to examine the Property and to conduct its feasibility study thereof. The Inspection Period shall be inclusive of the Effective Date. Seller agrees that, during the Inspection Period, Seller will provide Purchaser and Purchaser's agents access to any of Seller's books and records regarding the Property (which shall not include partnership data or materials relating to partnership issues) which are located at Seller's offices in Federal Way, Washington, and to the Property during normal business hours to conduct soil and engineering, hazardous waste, marketing, feasibility, zoning and other studies or tests and to otherwise determine the feasibility of the Property for Purchaser's intended use. From and after the Effective Date, Seller will permit Purchaser to contact Tenants, provided, that (i) Purchaser shall give Seller advance notice prior to contacting Tenants, (ii) Seller shall have the right to approve any correspondence to any Tenants, (iii) Seller shall be provided with all correspondence and information from Tenants to Purchaser, and (iv) Purchaser covenants not to disrupt Tenants or the business operations of any Tenants (other than to a de minimis extent. Notwithstanding the foregoing, (a) the costs and expenses of Purchaser's investigation shall be borne solely by Purchaser, (b) prior to the expiration of the Inspection Period, Purchaser shall restore the Property to the condition which existed prior to Purchaser's entry thereon and investigation thereof to the extent the condition of the Property was affected by or as a result of the actions of Purchaser or its agents, contractors or representatives, (c) Purchaser shall not interfere, interrupt or disrupt the operation of Seller's business on the Property and, further, such access by Purchaser and/or its agents shall be subject to the rights of Tenants under Tenant Leases, (d) in the event the transaction contemplated by this Contract does not close for any reason, Purchaser shall deliver to Seller a descriptive listing of all tests, reports and inspections conducted by Purchaser with respect to the Property and, if Seller pays Purchaser the cost of preparation of such reports, will deliver copies thereof to Seller, (e) Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted pursuant to this Section 5.1, (f) Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property, and (g) Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its agents and employees from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers. Purchaser shall indemnify, defend and hold Seller harmless for, from and against any and all claims, liabilities, causes of action, damages, liens, losses, costs and expenses (including, without limitation, attorneys' fees) incident to, resulting from or in any way arising out of any of Purchaser's and its agents', contractors and representatives activities on the Property, including, without limitation, any tests or inspections conducted by Purchaser or its agents, contractors or representatives on the Property; provided, that Purchaser shall not be obligated to Seller for any economic losses suffered by Seller solely as a result of Purchaser's discovery of pre-existing conditions on the Property. The agreements contained in this Section 5.1 shall survive the Closing and not be merged therein and shall also survive any termination of this Contract.
     5.2 Approval of Inspections. If Purchaser determines, in its sole and absolute discretion, at any time prior to the expiration of the Inspection Period, that the Property (including the Tenant Leases) is satisfactory to Purchaser, then Purchaser may deliver, within such Inspection Period, written notice to Seller and the Title Company that the Property is acceptable to Purchaser, such notice to be given in accordance with the provisions of Section
13.1 hereof, in which event this Contract shall continue in full force and effect. If Purchaser does not timely deliver written notice of acceptance within such Inspection Period, Purchaser shall be deemed to have disapproved the condition of the Property, thereby terminating this Contract pursuant to this
Section 5.2, in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, liabilities or obligations hereunder, except for provisions of this Contract which by their terms expressly survive the termination of this Contract as aforesaid. Prior to the end of the Inspection Period, Purchaser shall deliver written notice (the "Service Contract Termination Notice") to Seller of any Service Contracts which Purchaser does not wish to assume; provided, that Purchaser shall be required to assume any Service Contracts (other than Service Contracts with entities, controlling, controlled by, or under common control with Seller) which are not terminable by notice within the time between Seller's receipt of such Service Contract Termination Notice and the Closing Date (hereinafter defined). Any Service Contracts which Purchaser does not specify be terminated in the Service Contract Termination Notice delivered prior to the end of the Inspection Period, and any Service Contracts (other than Service Contracts with entities controlling, controlled by or under common control with Seller) specified in the Service Contract Termination Notice which cannot be terminated without penalty prior to the Closing Date, shall be deemed approved by Purchaser and shall be assumed by Purchaser at Closing; provided, however, that if Purchaser requests in the Service Contract Termination Notice the termination of any Service Contracts which cannot be terminated prior to the Closing Date, then Seller shall deliver notice of termination, subject to any requirement of notice under such Service Contracts, promptly after its receipt of the Service Contract Termination Notice and Purchaser shall assume such Service Contracts, subject to such notice of termination, at Closing.

     5.3 Matters to be Delivered by Seller. Seller has previously delivered to Purchaser or, no later than ten (10) days from the Effective Date, Seller shall deliver to Purchaser, the following items (collectively, the "Submission Matters"):
     (a)  A current rent roll for the Property;

     (b) A copy of all Tenant Leases with respect to the Property, including all amendments thereto;

     (c) Copies of any and all Service Contracts or other Contracts in Seller's possession relating to the ownership and operation of the Property;

     (d) Copies of the most recent real estate and personal property tax statements in Seller's possession with respect to the Property;

     (e) Any environmental studies regarding the Property which Seller has in its possession or is reasonably available to Seller at a minimal charge; and

     (f) Either copies of insurance policies maintained by Seller with respect to the Property or certificates or other evidence of insurance indicating the coverage available under such policies.

From the Effective Date through the Closing Date, Purchaser shall have reasonable access, during normal business hours, to books and records relating to the Property.
                                  ARTICLE VI.

            REPRESENTATIONS AND WARRANTIES; DISCLAIMERS AND WAIVERS

     6.1 Representations and Warranties of Purchaser. Purchaser and each of the persons executing this Contract on its behalf represents and warrants to Seller as of the date hereof and as of the Closing Date as follows (which representations and warranties shall survive the Closing for a period of 180 days): (a) Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Utah; (b) Purchaser has full right and authority to enter into this Contract and to consummate the transactions contemplated herein; (c) each of the persons executing this Contract on behalf of Purchaser is authorized to do so; and (d) this Contract constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

     6.2 Representations and Warranties of Seller. Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows: (a) Seller is a limited partnership validly existing and duly organized under the laws of the State of California; b) Seller has full right and authority to enter into this Contract and to consummate the transactions contemplated herein; (c) each of the persons executing this Contract on behalf of Seller is authorized to do so; (d) this Contract constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms; and (e) Seller has no current actual knowledge of litigation, administrative or other proceeding (including any bankruptcy proceeding), order or judgment pending or outstanding, or threatened against the Property or Seller. The representations and warranties of Seller hereunder shall survive the Closing for a period of one hundred eighty (180) days.

     As used herein, the term Seller's "current actual knowledge" shall mean and refer to only the current actual knowledge of the Designated Representative (as hereinafter defined) of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the term "Designated Representative" shall refer to Suzanne Milat.

     6.3 NO ADDITIONAL REPRESENTATIONS OR WARRANTIES OF SELLER. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SPECIFIED IN SECTION 6.2 OF THIS CONTRACT OR THE DEED TO BE DELIVERED AT CLOSING, SELLER HAS NOT MADE, AND SELLER HEREBY SPECIFICALLY DISCLAIMS, ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING, (a) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON; (b) THE EXISTENCE, NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, RIGHT TO POSSESSION OR USE, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHER MATTER AFFECTING TITLE TO THE PROPERTY; OR (c) WHETHER THE USE OR OPERATION OF THE PROPERTY COMPLIES WITH ANY AND ALL LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER REGULATORY BODY. PURCHASER AGREES TO ACCEPT THE PROPERTY AND ACKNOWLEDGES THAT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE BY SELLER, ON AN "AS IS, WHERE IS, AND WITH ALL FAULTS" BASIS. PURCHASER EXPRESSLY ACKNOWLEDGES THAT EXCEPT AS OTHERWISE EXPRESSLY SPECIFIED IN SECTION 6.2 OF THIS CONTRACT AND EXCEPT FOR ANY WARRANTY OF TITLE CONTAINED IN THE DEED TO BE DELIVERED BY SELLER TO PURCHASER AT CLOSING, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PREMISES WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY SPECIFIED IN ANY WRITTEN INSTRUMENT DELIVERED BY SELLER TO PURCHASER, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW REGARDING OR WITH RESPECT TO ANY SUCH INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED OR TO BE PROVIDED BY SELLER REGARDING THE PROPERTY.

     FURTHER, AND WITHOUT IN ANY WAY LIMITING ANY OTHER PROVISION OF THIS CONTRACT, SELLER HAS MADE AND MAKES NO REPRESENTATION, WARRANTY OR GUARANTY, AND HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PRESENCE OR DISPOSAL ON OR BENEATH THE PROPERTY (OR ANY PARCEL IN PROXIMITY THERETO) OF HAZARDOUS SUBSTANCES OR MATERIALS WHICH ARE CATEGORIZED AS HAZARDOUS OR TOXIC UNDER ANY LOCAL, STATE OR FEDERAL LAW, STATUTE, ORDINANCE, RULE OR REGULATION PERTAINING TO ENVIRONMENTAL OR SUBSTANCE REGULATION, CONTAMINATION, CLEANUP OR DISCLOSURE (INCLUDING, WITHOUT LIMITATION, ASBESTOS) AND SHALL HAVE NO LIABILITY TO PURCHASER THEREFOR. WITHOUT LIMITATION OF THE PRECEDING SENTENCE, SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION, WARRANTY OR GUARANTY REGARDING THE ACCURACY OF ANY ENVIRONMENTAL REPORTS WHICH MAY BE INCLUDED WITHIN THE SUBMISSION MATTERS. BY ACCEPTANCE OF THIS CONTRACT AND THE DEED TO BE DELIVERED BY SELLER AT THE CLOSING, PURCHASER ACKNOWLEDGES THAT PURCHASER'S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) WILL BE ADEQUATE TO ENABLE PURCHASER TO MAKE PURCHASER'S OWN DETERMINATION WITH RESPECT TO THE PRESENCE OR DISPOSAL ON OR BENEATH THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS SUBSTANCES OR MATERIALS, AND PURCHASER ACCEPTS THE RISK OF THE PRESENCE OR DISPOSAL OF ANY SUCH SUBSTANCES OR MATERIALS. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.
     PURCHASER, AND ANYONE CLAIMING, BY, THROUGH OR UNDER PURCHASER, HEREBY FULLY RELEASES, DISCHARGES, AND HOLDS HARMLESS SELLER, ITS EMPLOYEES, OFFICERS, DIRECTORS, PARTNERS, REPRESENTATIVES AND AGENTS, AND THEIR RESPECTIVE PERSONAL REPRESENTATIVES, HEIRS, SUCCESSORS AND ASSIGNS FROM ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSION, OR OTHER CONDITIONS AFFECTING THE PROPERTY; PROVIDED, THAT THIS SHALL NOT RELEASE SELLER FROM CLAIMS ARISING, IF ANY, AS A RESULT OF ANY WRITTEN REPRESENTATION OR WARRANTY OF SELLER BEING FALSE WHEN MADE. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND SUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THIS COVENANT RELEASING SELLER SHALL BE BINDING UPON PURCHASER, ITS PERSONAL REPRESENTATIVES, HEIRS, SUCCESSORS AND ASSIGNS.

     THE PROVISIONS OF THIS SECTION 6.3 (INCLUDING, WITHOUT LIMITATION, THE WAIVER AND RELEASE OF CLAIMS CONTAINED HEREIN) SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS CONTRACT.

     6.4 No Reliance on Documents. Except as expressly stated in Section 6.2 hereof or in any written instrument delivered by Seller to Purchaser in connection herewith, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information (including, without limitation, the Submission Matters) delivered by Seller to Purchaser in connection with the transaction contemplated hereby.
                                  ARTICLE VII.

                    CONDITIONS PRECEDENT TO PURCHASER'S AND
                              SELLER'S PERFORMANCE

     7.1 Conditions to Purchaser's Obligations. Purchaser's obligation under this Contract to purchase the Property is subject to the fulfillment of each of the following conditions (any or all of which may be waived by Purchaser):

     (a) The representations and warranties of Seller contained herein shall be true, accurate and correct as of the Closing Date;

     (b) Seller shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Contract;

     (c) The obligations of Seller specified in Section 7.3 hereof shall have been satisfied;

     (d) Seller shall have delivered all the documents and other items required pursuant to Section 8.2(a), and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by Seller at or prior to the Closing;

     (e) The Title Company is in a position to issue to Purchaser the Title Policy with all endorsements available within the State of Washington which are required by Purchaser; and

     (f) Seller shall have delivered the Estoppel Certificates (hereinafter defined) in accordance with Section 7.3 hereof, which shall be in full force and effect as of Closing.
     7.2 Conditions to Seller's Obligations. Seller's obligation under this Contract to sell the Property to Purchaser is subject to the fulfillment of each of the following conditions (all or any of which may be waived by Seller):

     (a) the representations and warranties of Purchaser contained herein shall be true, accurate and correct as of the Closing Date; and

     (b) Purchaser shall have delivered the funds required hereunder and all the documents to be executed by Purchaser set forth in Section 8.2(b) and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by Purchaser at or prior to Closing.

     7.3 Estoppel Certificates. Seller shall use reasonable efforts to obtain and deliver to Purchaser promptly upon receipt thereof, Estoppel Certificates (herein so called), in the form attached hereto as Exhibit F, with such changes thereto as are reasonably requested by or acceptable to Purchaser, from all Tenants. In the event that Seller is unable to obtain Estoppel Certificates from PAPA Associates and Western Drug Distributors, Inc. d/b/a Drug Emporium (collectively, the "Major Tenants"), then Purchaser may, during the ten (10) day period following Seller's notification to Purchaser of Seller's failure to secure said Estoppel Certificate(s), terminate this Contract and the Earnest Money Deposit shall thereupon be returned to Purchaser as its sole remedy; provided, however, that the presence of non-material (in Purchaser's reasonable opinion) exceptions, qualifications or modifications in any Estoppel Certificate delivered by any of the Major Tenants, shall not permit Purchaser to terminate this Contract. In the event that Purchaser so terminates this Contract, neither party shall have any further rights, duties or obligations hereunder except for provisions of this Contract which expressly survive the termination of this Contract. If any Tenants, other than Major Tenants, do not execute and deliver the Estoppel Certificates contemplated hereunder on or before the Closing Date, then, at Closing, at Purchaser's election, Seller shall provide Purchaser with a certificate (herein called the "Seller's Certificate"), setting forth Seller's certification that, with respect to each of the Leases for which a Tenant other than a Major Tenant did not deliver an Estoppel Certificate, (i) the copy of such Lease (and all amendments and modifications thereto) previously provided by Seller to Purchaser is true, correct and complete, (ii) Seller has not received any rent thereunder for more than one month in advance, and (iii) Seller has neither received nor given any written notice of default under such Lease (or, if so, describing the nature thereof).

                                 ARTICLE VIII.

                                    CLOSING

     8.1 Time and Place. The consummation of the purchase and sale of the Property (the "Closing") shall take place at the office of the Title Company (it being contemplated that the Closing will occur by the delivery of Closing documents into escrow with the Title Company) on the thirtieth (30th) day after the end of the Inspection Period, or at such earlier date and time as Purchaser and Seller may mutually agree (the "Closing Date").

     8.2  Items to be Delivered at the Closing.

     (a) Seller. At the Closing, Seller shall deliver, or cause to be delivered, to the Title Company for recording or delivery to Purchaser, as applicable, each of the following items:

     (i) An extended coverage form ALTA Owner Policy of Title Insurance, together with all endorsements requested by Purchaser which are legally available in the State of Washington and are available with respect to the Property, dated no earlier than the date of the filing of the deed described in
Section 8.2(a)(ii) hereof, issued by the Title Company, and insuring Purchaser's title in the amount of the Purchase Price, subject only to the Permitted Exceptions (the "Title Policy").
     (ii) A Bargain and Sale Deed duly executed and acknowledged by Seller in the form attached hereto as Exhibit B and made a part hereof for all purposes (with such reasonable changes thereto as may be required by the Title Company in order to comply with the laws of the State of Washington) sufficient to convey to Purchaser good and marketable title to the Land and Improvements free and clear of all liens and encumbrances except for the Permitted Exceptions (and none of the Permitted Exceptions shall be deemed to render title unmarketable).

     (iii) An Assignment and Assumption of Leases (the "Assignment of Leases") duly executed and acknowledged by Seller in the form attached hereto as Exhibit C and made a part hereof for all purposes.

     (iv) A Blanket Conveyance, Bill of Sale and Assignment ("Bill of Sale") duly executed by Seller in the form attached hereto as Exhibit D and made a part hereof for all purposes, to which is attached an itemized list of all material items of tangible personal property owned by Seller and attached to or used in connection with the Land or Improvements (the "Personal Property Schedule").

     (v) The Estoppel Certificates and/or Seller's Certificate as required pursuant to Section 7.3 hereof.

     (vi) All original Tenant Leases that are in Seller's possession and copies of all Tenant Leases with respect to which Seller does not have originally executed counterparts in its possession, which shall be certified by Seller as being all Tenant Leases then in effect with respect to the Property, together with related Tenant files and records, together with letters addressed to the Tenants of the Property (the "Notice Letters") in the form attached hereto as Exhibit G and made a part hereof for all purposes, or in such other form as may be mutually agreed upon by Seller and Purchaser.

     (vii) Original counterparts of all Contracts that are in Seller's possession and which are to be assumed by Purchaser, together with letters addressed to the service providers thereunder in the form attached hereto as Exhibit H (the "Service Contract Notice Letters"), duly executed by Seller.

     (viii) A Non-Foreign Affidavit in the form attached hereto as Exhibit E and made a part hereof for all purposes.

     (ix) All amounts owing to Purchaser by Seller under Article IX hereof.

     (x) Evidence satisfactory to Purchaser and the Title Company that the person or persons executing this Contract and the closing documents on behalf of Seller have full right, power and authority to do so.

     (xi) A rent roll prepared with respect to the Property in the form normally prepared by Seller which shall be certified, to Seller's knowledge, as being true and correct in all material respects as of a date not more than ten (10) business days prior to Closing.

     (xii) Other items reasonably requested by the Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

     (b) Purchaser. At the Closing, Purchaser shall deliver to the Title Company, for recording or delivery to Seller, as applicable, each of the following items:

     (i)  The Purchase Price in Current Funds.

     (ii) The Assignment of Leases, duly executed and acknowledged by Purchaser.

     (iii)     The Bill of Sale, duly executed by Purchaser.

     (iv) Such additional funds in cash or Current Funds, as may be necessary to cover Purchaser's share of the closing costs and prorations hereunder.

     (v) Evidence satisfactory to Seller and the Title Company that the person or persons executing this Contract and the closing documents on behalf of Purchaser have full right, power and authority to do so.

     (vi) The Notice Letters duly executed by Purchaser.

     (vii) Other items reasonably requested by the Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

     (viii) A Certificate, in form reasonably satisfactory to Seller (but not to be recorded or in recordable form), confirming that the matters specified in
Section 6.3 hereof shall survive the Closing and filing of the Bargain and Sale Deed hereunder.

     8.3 Costs of Closing. Seller shall pay (i) the cost of providing standard ALTA coverage with respect to the Title Policy, and (ii) all excise taxes, transfer taxes or similar taxes, fees or assessments to be paid in connection with the conveyance of the Property to Purchaser. Purchaser shall pay (a) any costs, including, without limitation, recording costs, loan fees and attorneys' fees, relating to (i) any financing obtained by the Purchaser for the purchase of the Property, and/or (ii) any documentary stamp taxes, deed taxes, transfer taxes, intangible taxes, mortgage taxes or other similar taxes, fees or assessments incurred in connection with any such financing, and (b) the cost of obtaining extended coverage and any endorsements with respect to the ALTA Title Policy, if Purchaser elects to obtain such extended coverage and/or endorsements. The Seller and Purchaser shall each pay one-half of all escrow fees of the Title Company and recording costs with respect to recordation of the documents required to convey the Property to Purchaser. All other expenses incurred by Seller and Purchaser with respect to the Closing, including, but not limited to, the attorneys fees and costs and expenses incurred in connection with negotiating, preparing and closing the transaction contemplated by this Contract, shall be borne and paid exclusively by the party incurring same, unless otherwise expressly provided in this Contract.

     8.4 Prorations. All normal and customarily proratable items, including, without limitation, rents (including, without limitation, base rents, additional rents, percentage rents and common area maintenance charges), operating expenses, tenant improvement costs and leasing commissions, personal property taxes, other operating expenses and fees, and payments relating to any agreements affecting the Property which survive the Closing, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied Deposits under Tenant Leases, if any, shall be transferred by Seller to Purchaser at the Closing. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. In connection with the proration of real property taxes or installments of assessments, such proration shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year for the figures which are unavailable for the year of Closing. The proration shall be final and unadjustable except as provided in the following paragraph. The provisions of this Section 8.4 shall survive the Closing.

     If any of the items subject to proration under the foregoing provisions of this Section 8.4 cannot be prorated at the Closing because of the unavailability of the information necessary to compute such proration, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date. Any base rents, common area maintenance charges and other rent items that have accrued, but have not yet been paid shall be prorated in accordance with estimates based upon the prior years' information (or reasonable estimates of Seller if no such prior years' information is available), and shall be subsequently readjusted and reapportioned upon receipt. Purchaser shall pay Seller for percentage rents, common area maintenance charges and other rent items that have accrued, but are not yet due and payable, at Closing.

     8.5 Possession and Closing. Possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject to the Permitted Exceptions and the rights of the Tenants under their Tenant Leases, and shall circulate the Service Contract Notice Letters which have not been forwarded previously by Seller prior to Closing. Purchaser shall make its own arrangements for the provision of public utilities to the Property and Seller shall terminate its contracts with such utility companies that provide services to the Property.
     8.6  Delinquent Rent.

     (a) Application of Delinquent Rent. If on the Closing Date any Tenant is in arrears in the payment of any rent under any Tenant Lease (the "Delinquent Rent") payable by it, any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (A) first, to the period of time after the Closing Date, and (B) second, to the period of time before the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. The provisions of this Section 8.6(a) shall survive the Closing.

     (b) Collection of Delinquent Rent. After the Closing, Seller shall continue to have the right, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant (provided, that Seller shall not commence any legal actions or proceedings against any Tenant which continues as a Tenant at the Property after Closing without the prior consent of Purchaser, which will not be unreasonably withheld or delayed), and the delivery of the Assignment of Leases [as defined in Section 8.2(a)(iii)] shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller at no cost or liability to Purchaser in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant Lease with an existing Tenant or evict any existing Tenant from the Property. The provisions of this Section 8.6(b) shall survive the Closing.

                                  ARTICLE IX.

                            CONDEMNATION OR CASUALTY

     9.1  Condemnation.

     (a) In the event that all or any substantial portion of the Property is condemned or taken by eminent domain or conveyed by deed in lieu thereof, or if any condemnation proceeding is commenced for all or any substantial portion of the Property, prior to Closing, Purchaser may elect to terminate this Contract by written notice thereof to Seller within fifteen (15) days after Seller notifies Purchaser of, or Purchaser learns of, the condemnation, threat of condemnation, taking or deed in lieu or institution of such condemnation proceeding. Seller agrees to provide Purchaser with notice of any condemnation or eminent domain action with respect to the Property promptly after Seller receives notice thereof. If Purchaser does not terminate this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in Section 9.1(b) hereof, deliver to Purchaser at the Closing any proceeds actually received or entitled to be received by Seller attributable to the Property from such condemnation, eminent domain proceeding or deed in lieu thereof and assign its interest in and to any such proceeds, and there shall be no reduction in the Purchase Price.

     (b) For the purpose of this Section 9.1(a), a "substantial portion" of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or greater than $300,000.00. The foregoing provision shall survive the Closing.

     9.2  Casualty.

     (a) In the event that all or any substantial portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, Purchaser may terminate this Contract by written notice thereof to Seller within fifteen
(15) days after Seller notifies Purchaser of the casualty. Seller agrees to provide Purchaser with notice of any casualty with respect to any substantial portion of the Property promptly after Seller receives notice thereof. If Purchaser does not terminate this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in Section 9.2(b) hereof, deliver to Purchaser at the Closing any insurance proceeds actually received by Seller attributable to the Property from such casualty (except for proceeds previously used to repair the Property) and assign to Purchaser all of Seller's right, title and interest in and to any claims which Seller may have under the insurance policies covering the Property, and there shall be no reduction in the Purchase Price, but Purchaser shall receive a credit at Closing in the amount of any deductible amount under Seller's insurance policy applicable with respect to such casualty which Seller has not expended toward repairs with respect to such casualty. In the event less than a substantial portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, then the parties shall proceed in accordance with the third sentence in this Section 9.2(a).

     (b) For the purposes of Section 9.2(a), a "substantial portion" of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or greater than $300,000.00. The foregoing provision shall survive the Closing.
                                   ARTICLE X.

                             DEFAULTS AND REMEDIES

     10.1 Default by Purchaser. IF SELLER SHALL NOT BE IN DEFAULT HEREUNDER AND PURCHASER REFUSES OR FAILS TO CONSUMMATE THE CLOSING UNDER THIS CONTRACT FOR REASONS OTHER THAN AS EXPRESSLY SET FORTH IN SECTION 4.4, SECTION 5.2 OR ARTICLE IX HEREOF OR OTHER THAN DUE TO A FAILURE OF A CONDITION PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE AS SET FORTH IN SECTION 7.1 HEREOF, SELLER SHALL, AS ITS SOLE AND EXCLUSIVE REMEDY, TERMINATE THIS CONTRACT IN WHICH EVENT NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS, DUTIES, OR OBLIGATIONS HEREUNDER EXCEPT FOR PROVISIONS OF THIS CONTRACT WHICH EXPRESSLY SURVIVE THE TERMINATION HEREOF, AND SELLER SHALL BE ENTITLED TO RECEIVE AND RETAIN THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES (SELLER AND PURCHASER HEREBY ACKNOWLEDGING THAT THE AMOUNT OF DAMAGES IN THE EVENT OF PURCHASER'S DEFAULT IS DIFFICULT OR IMPOSSIBLE TO ASCERTAIN BUT THAT SUCH AMOUNT IS A FAIR ESTIMATE OF SUCH DAMAGE). NOTWITHSTANDING ANYTHING CONTAINED IN THIS SECTION TO THE CONTRARY, IN THE EVENT OF ANY OTHER DEFAULT BY PURCHASER UNDER THIS CONTRACT WHICH SURVIVES THE CLOSING OR TERMINATION OF THIS CONTRACT, INCLUDING, WITHOUT LIMITATION, BREACH OF ANY COVENANT, REPRESENTATION OR INDEMNITY, SELLER SHALL HAVE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE AT LAW OR IN EQUITY BY REASON OF SUCH DEFAULT.

     BY INITIALING IN THE SPACE PROVIDED BELOW, SELLER AND PURCHASER EXPRESSLY ACKNOWLEDGE THAT THEY HAVE READ, UNDERSTOOD AND AGREED TO THE FOREGOING, THAT THEY HAVE BEEN ADVISED BY LEGAL COUNSEL OF THEIR CHOICE OF THE LEGAL EFFECT OF THE FOREGOING, AND THAT THEY HAVE AGREED THAT THE TERMS OF THE FOREGOING ARE EQUITABLE AND FAIR.

SELLER:                                                          PURCHASER:
____________                     [PLEASE INITIAL]               ____________

     10.2 Default by Seller. If Purchaser shall not be in default of its obligations under Section 8.2(b) hereof and if Seller refuses or fails to consummate the Closing under this Contract other than due to a termination permitted hereunder or a failure of a condition precedent to Seller's obligation to close as set forth in Section 7.2 hereof, Purchaser may, at Purchaser's sole option, as its sole and exclusive remedies, either (a) terminate this Contract in which event neither party shall have any further rights, duties or obligations hereunder except for provisions of this Contract which expressly survive the termination hereof, and Purchaser shall be entitled to a refund of the Earnest Money Deposit, or (b) enforce specific performance of this Contract against Seller. In no event shall Seller be liable to Purchaser for any damages, including, without limitation, any actual, punitive, speculative or consequential damages or damages for loss of opportunity or lost profit.

     10.3 Attorneys Fees. If it shall be necessary for either Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Contract, the non-prevailing party shall reimburse the prevailing party for its reasonable attorneys fees.
                                  ARTICLE XI.

                             BROKERAGE COMMISSIONS

     11.1 Brokerage Commission. Seller and Purchaser represent each to the other that each has had no dealings with any broker, finder or other party concerning the purchase of the Property except Insignia Retail Group, Inc. (the "Broker"). Seller hereby agrees to pay at Closing commissions due to Broker arising out of any agreement executed by Seller; provided, however, that Seller's obligation to pay, and Broker's right to receive, this commission or any other amount with respect to this Contract or the Property is expressly conditioned upon Closing the sale of the Property and Seller's receipt of the Purchase Price under this Contract. Broker shall have no right to receive this commission or any other amount with respect to this Contract or the Property unless and until Closing shall be final and fully consummated and the Purchase Price has been paid as provided in this Contract. Seller agrees to indemnify Purchaser and hold Purchaser harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys fees) arising out of any claim to any broker's, finder, or other fee in connection with this transaction by any party claiming by, through or under Seller (including, without limitation, the Broker). Purchaser agrees to indemnify Seller and hold Seller harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys fees) arising out of any claim to any broker's, finder, or other fee in connection with this transaction by any party claiming by, through or under Purchaser. Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XI shall survive the Closing.

                                  ARTICLE XII.

                 OPERATION OF THE PROPERTY PRIOR TO THE CLOSING
     Between the Effective Date and the Closing Date, Seller shall (a) operate and manage the Property in the same manner done by Seller prior to the date hereof, and, without the prior written consent of Purchaser, Seller shall not
(i) enter into any Service Contract that cannot be terminated with thirty (30) days notice, (ii) enter into any lease or other agreement concerning use of or rights in the Property, (iii) amend or agree to terminate any Tenant Lease, or
(iv) mortgage or encumber the Property; (b) advise Purchaser of the commencement of, or notice received regarding, any litigation, condemnation or other judicial or administrative proceedings affecting the Property of which Seller has current actual knowledge; and (c) maintain insurance on the Property with commercially reasonable coverages and amounts. Seller agrees to cooperate with Purchaser, at no cost to Seller, in order for Purchaser to procure a waiver of the furniture use provision covering Building 600. Furthermore, Seller agrees to cooperate with Purchaser, at no cost to Seller, to procure certain entitlements issued by governmental entities with respect to the Property, including execution of documents by Seller requested by Purchaser for Purchaser's procurement of such entitlements necessary for Purchaser use, rehabilitation and remodeling of the Property in connection with permits or approvals to be issued by such governmental authorities including execution of documents and applications which are reasonably acceptable to Seller in connection therewith; provided, that no entitlements shall become effective until Closing.
                                 ARTICLE XIII.

                                 MISCELLANEOUS

     13.1 Notices. Any notice provided or permitted to be given under this Contract must be in writing and may be served by (a) depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to such party via a hand delivery service, Federal Express or any other nationally recognized courier service that provides a return receipt showing the date of actual delivery of same to the addressee thereof, or (c) facsimile transmission with confirmation of receipt to the party sending same, if a copy is deposited in the United States Mail as provided in 13.1(a) above. Notice given in accordance herewith shall be effective upon receipt at the address of the addressee. For purposes of notice, the addresses of the parties shall be as follows:

          If to Seller:  Angeles Partners XII
                         c/o Insignia Financial Group, Inc.
                         One Insignia Financial Plaza
                         Greenville, South Carolina 29602
                         Attention:  James A. Gray
                         Facsimile No.:  864/239-1066
                         Telephone No.:  864/239-1369

          With a copy to:Insignia Retail Group, Inc.
                         130 Newport Center Drive, Suite 130
                         Newport Beach, California 92660
                         Attention:  Cody M. Small
                         Facsimile No.:  949/644-1088
                         Telephone No.:  949/644-3420
          And a copy to: Liechty & McGinnis, P.C.
                         10440 North Central Expressway, Suite 1100
                         Dallas, Texas 75231
                         Attention:  Lorne O. Liechty, Esq.
                         Facsimile No.:  214/265-0615
                         Telephone No.:  214/265-0008

          If to Purchaser:Cooper Point Plaza, LLC
                         433 North Camden Drive, Suite 1070
                         Beverly Hills, California 90210
                         Attention:  Sam Rosenwald
                         Facsimile No.:  310/274-4017
                         Telephone No.:  310/278-5333

          With a copy to:Cerruti & Adams, a limited company
                         139 E. South Temple, Suite 520
                         Salt Lake City, Utah 84111-1171
                         Attention:  Thomas E. K. Cerruti
                         Facsimile No.:  801/359-1980
                         Telephone No.:  801/359-1986

          If to Title
          Company:       Thurston County Title Company
                         105 E. 8th Avenue
                         Olympia, Washington 98501
                         Attention:  Scott Euteneier
                         Facsimile No.:  360/786-9315
                         Telephone No.:  360/943-7300

     13.2 GOVERNING LAW. THIS CONTRACT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF WASHINGTON, AND THE LAWS OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS CONTRACT.

     13.3 Entirety and Amendments. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the transaction described herein, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     13.4 Parties Bound. Subject to the provisions of Section 13.5 hereof, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors and assigns.

     13.5 Assignment. This Contract may be assigned by Purchaser to any person or entity controlling, controlled by or under common control with Purchaser without the prior written consent of Seller. Any assignment of this Contract by Purchaser other than as provided foregoing shall, at Seller's option, be null and void and of no effect. In the event Seller consents to an assignment of this Contract by Purchaser, Purchaser shall not be released from any liability or obligations hereunder.

     13.6 Headings. Headings used in this Contract are used for reference purposes only and do not constitute substantive matter to be considered in construing the terms of this Contract.

     13.7 Survival. Except as otherwise expressly provided herein, no representations, warranties, covenants, acknowledgments or agreements contained in this Contract shall survive the Closing of this Contract and the delivery of the Bargain and Sale Deed by Seller to Purchaser.

     13.8 Interpretation. The parties acknowledge that each party and its counsel have reviewed this Contract, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Contract shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. When the context in which words are used in this Contract indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.

     13.9 Exhibits. All references to "Exhibits" contained herein are references to exhibits attached hereto, all of which are hereby made a part hereof for all purposes.

     13.10 Time of Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract and Closing hereunder.

     13.11 Multiple Counterparts. This Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart.

     13.12 Risk of Loss. Risk of loss or damage to the Property, or any part thereof, by fire or any other casualty from the date this Contract is fully executed up to the time of Closing will be on the Seller and, thereafter, will be on the Purchaser.

     13.13 Effective Date. As used herein, the term "Effective Date" shall mean for all purposes in this Contract the date on which the Title Company acknowledges receipt of an original of the Contract executed by Purchaser and Seller with all changes, if any, to the printed portion of this Contract initialed by Purchaser and Seller.

     13.14 Business Days. All references to "business days" contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays. In the event that any event hereunder is to occur, or a time period is to expire, on a date which is not a business day, such event shall occur or such time period shall expire on the next succeeding business day.

     13.15 No Recordation of Contract. In no event shall this Contract or any memorandum hereof be recorded in the public records of the place in which the Property is situated, and any such recordation or attempted recordation shall constitute a breach of this Contract by the party responsible for such recordation or attempted recordation.

     13.16 Section 1031 Exchange. Purchaser's acquisition of the Property may be the acquisition of replacement property in a qualifying exchange of like-kind property under Section 1031 of the Internal Revenue Code, as amended (the "Exchange"), pursuant to Purchaser's separate exchange agreement with a qualified intermediary (the "Intermediary"). Seller agrees to cooperate with Purchaser (without liability or cost to Seller) in the completion of the Exchange. Such cooperation shall include (i) the assignment of this Contract by Purchaser to the Intermediary, and the acknowledgment of such assignment by Seller, (ii) the acceptance of the Purchase Price from the Intermediary, (iii) the conveyance of the Property to Purchaser pursuant to a written direction of the Intermediary, and (iv) the reassignment of this Contract to Purchaser from the Intermediary immediately following the completion of the Exchange, and the acknowledgment by Seller of such reassignment. In consideration for the cooperation of Seller, Seller shall not be liable for any acts or omissions (except for its willful misconduct) arising from its relationship with the Intermediary in accordance with this Contract. Upon receipt of title to the Property by Purchaser and payment of the consideration payable to the Seller or for its benefit, under this Contract, Seller shall not have any further obligations or responsibilities under this paragraph and Purchaser agrees to fully indemnify Seller from any resulting liability to third parties (including, but not limited to, the Intermediary) which indemnity shall be effective from and after the date of this Contract, shall not merge with the Bargain and Sale Deed and shall survive the Closing of this transaction.

     Purchaser shall in all events be responsible for all costs and expenses related to the Section 1031 exchange and shall fully indemnify, defend and hold Seller harmless for, from and against any and all liability, claims, damages, expenses (including, without limitation, reasonable attorneys and paralegal fees other than those incurred prior to Closing to review documents to facilitate the
Section 1031 exchange), taxes, fees, proceedings and causes of action of any kind or nature whatsoever arising out of, connected with or in any manner related to such Section 1031 exchange that would not have been incurred by Seller if the transaction did not involve a Section 1031 Exchange. The provisions of the immediately preceding sentence shall survive Closing and the sale of the Property to Purchaser. Any Section 1031 exchange shall be consummated on behalf of Purchaser in such a manner that Seller shall not be required to acquire title to any real property in connection therewith.
     13.17 Disclaimer. PURCHASER HEREBY ACKNOWLEDGES THAT PURCHASER IS AND SHALL BE SOLELY RESPONSIBLE FOR COMPLIANCE WITH ALL LAWS, RULES AND REGULATIONS RELATED TO THE EXCHANGE. FURTHER, PURCHASER ACKNOWLEDGES THAT NEITHER SELLER NOR ANY OF ITS AGENTS, REPRESENTATIVES OR AFFILIATES HAS ADVISED PURCHASER, AND NO SUCH PERSON OR ENTITY HAS ANY OBLIGATION OR DUTY TO ADVISE PURCHASER, WITH RESPECT TO WHETHER THE TRANSACTION CONTEMPLATED BY THIS CONTRACT COMPLIES WITH THE LAWS, RULES AND REGULATIONS APPLICABLE TO THE EXCHANGE. FURTHER, PURCHASER ACKNOWLEDGES THAT IT HAS RELIED UPON ITS OWN TAX AND LEGAL COUNSEL IN DETERMINING COMPLIANCE WITH ALL LAWS, RULES AND REGULATIONS APPLICABLE TO THE EXCHANGE. THE PROVISIONS OF THIS SECTION 13.17 SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS CONTRACT.

     IN WITNESS WHEREOF, the undersigned have executed this Contract effective as of the Effective Date.

                              SELLER:

                              ANGELES PARTNERS XII,
                              a California general partnership

                              By:  Angeles Realty Corporation II,
                                   a California corporation,
                                   its general partner


                              By:   Robert D. Long, Jr.
                              Its:  Vice President
                              Dated:July 28, 1998
                              PURCHASER:

                              COOPER POINT PLAZA, LLC,
                              a Utah limited liability company


                              By:_____________________________________
                              Its:_____________________________________
                              Dated:__________________________________